Exhibit 10.2

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (“Amendment”), dated 5/26/2022 and effective as June 1, 2022, is entered into by and between 180 Life Sciences Corp., a Delaware corporation (the “Company”), and Quan Vu (“Executive”) (collectively, the Company and Executive are the “Parties”).

WHEREAS, the Company and Executive have entered into an Employment Agreement, dated October 29, 2021, and effective November 1, 2021 (the “Initial Agreement”)1, concerning the employment of Executive as Chief Operating Officer and Chief Business Officer of the Company;

WHEREAS, the Company and Executive have entered into a First Amendment to Employment Agreement, dated April 27, 2022 (the “First Amendment”, and the Initial Agreement as amended by the First Amendment, the “Agreement”)2, concerning the employment of Executive as Chief Operating Officer and Chief Business Officer of the Company;

WHEREAS, certain capitalized terms used below have the meanings given to such terms in the Agreement; and

WHEREAS, the parties wish to amend the Agreement to revise certain terms of the Agreement as set forth herein in order to reduce Company costs on a temporary basis.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged and confirmed, the parties hereto agree as follows:

1.	Effective June 1, 2022, the current Base Salary of $401,700 is reduced to $200,850 (after taking into account the prior accrual of $80,340 (as set forth in the First Amendment) and an additional accrual of $120,510) and such additional accrued amount ($120,510) (the “Additional Accrued Amounts”) shall be accrued until the Company has raised a minimum of $1,000,000 (the “Additional Accrued Funding Determination Date”);

2.	On the Additional Accrued Funding Determination Date, Executive’s salary shall increase to the Base Salary (as set forth in the First Amendment) taking into account the Increase in Salary (as set forth in the First Amendment) (with no accrual) and the Additional Accrued Amounts shall be paid by the Company. In addition, at the discretion of the Board of the Directors, the Base Salary on the Additional Accrued Funding Determination Date may be further increased by 2%.

3.	Except to the extent modified hereby, the Agreement shall remain in full force and effect.

4.	This Amendment shall be binding upon and inure to the benefit of the parties and their successors and assigns.

5.	This Amendment and any signed agreement or instrument entered into in connection with this Amendment, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, ..tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[1]	https://www.sec.gov/Archives/edgar/data/0001690080/000121390021055978/ea149725ex10-1_180life.htm
[2]	https://www.sec.gov/Archives/edgar/data/0001690080/000121390022022364/ea159003ex10-2_180life.htm

Second Amendment to Employment Agreement [Vu and 180]

IN WITNESS WHEREOF, the parties have caused the Amendment to be executed as of the date and year first referenced above.

The “Company”	180 Life Sciences Corp.

Date: 5/26/2022	By:	/s/ Ozan Pamir
	Its:	CFO
	Printed Name:	Ozan Pamir

The “Executive”

Date: 5/26/2022	By:	/s/ Quan Vu
Quan Vu

Second Amendment to Employment Agreement [Vu and 180]